UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2010

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 9, 2010, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing the pricing terms of (1) its private offer to exchange up to $600 million in aggregate principal amount of its outstanding 6.82% Senior Notes due 2018 (2018 Notes) for a like principal amount of a new series of Senior Notes due 2020 (Exchange Notes) plus cash (Exchange Offer) and (2) its offer to purchase up to $600 million in aggregate principal amount of its 2018 Notes for cash only (Tender Offer).

The total consideration to be received in the Exchange Offer (Total Exchange Consideration) for each $1,000 principal amount of 2018 Notes validly tendered and not withdrawn in the Exchange Offer at or prior to 5:00 p.m., New York City time, on December 9, 2010, subject to any extension by the company (Early Participation Deadline), and accepted for exchange will be $1,203.28. This amount, which includes the early participation premium of $30.00 per $1,000 principal amount of 2018 Notes, will be paid via the issuance of $1,000 principal amount of Exchange Notes, with the remaining amount paid in cash. The Total Exchange Consideration has been determined using an exchange offer yield of 3.637% as determined in accordance with the procedures set forth in the company’s offering memorandum dated December 1, 2010. The annual interest rate on the Exchange Notes will be 4.287%.

The total consideration to be received in the Tender Offer (Total Purchase Consideration) for each $1,000 principal amount of 2018 Notes validly tendered and not withdrawn in the Tender Offer at or prior to the Early Participation Deadline and accepted for purchase will be $1,203.28. This amount, which includes the early participation premium, will be paid in cash. The Total Purchase Consideration has been determined using a tender offer yield of 3.637% as determined in accordance with the procedures set forth in the company’s offering memorandum.

The offers are only being conducted pursuant to the terms and subject to the conditions set forth in the Company's offering memorandum and the related letter of transmittal. The Exchange Offer is only made to holders of 2018 Notes who certify their status as a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (Securities Act). The Tender Offer is being made to all holders of 2018 Notes.

The Exchange Notes have not been registered under the Securities Act or any state securities laws. Therefore, the Exchange Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This disclosure is not an offer to sell or a solicitation of an offer to buy Exchange Notes or any other security of the Company.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Dr Pepper Snapple Group, Inc. Press Release dated December 9, 2010---"Dr Pepper Snapple Group Announces Pricing Terms of Debt Exchange and Cash Tender Offers for its 6.82% Senior Notes Due 2018."

Forward-looking statements

This disclosure contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, plans, strategies, expectations and prospects. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, our other filings with the Securities and Exchange Commission, and the above-referenced offering memorandum. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

December 9, 2010	By:	James L. Baldwin, Jr.

Name: James L. Baldwin, Jr.
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated December 9, 2010---"Dr Pepper Snapple Group Announces Pricing Terms of Debt Exchange and Cash Tender Offers for its 6.82% Senior Notes Due 2018."